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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 19, 2016

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule
or Standard; Transfer of Listing.

	On April 19, 2016, Aehr Test Systems (the "Company") received a notice (the "Notice") from The Nasdaq Stock Market ("Nasdaq") stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the "Stockholders' Equity Rule") because the Company did not have a minimum stockholders' equity, as of February 29, 2016, of $2.5 million and the Company also did not meet the alternative market capitalization and income from continuing operations tests. The Notice has no immediate effect on the Nasdaq listing or trading of the Company's common stock.

	The Company has until June 3, 2016 to submit a plan to regain compliance with the Stockholders' Equity Rule to Nasdaq. If the plan is accepted, Nasdaq can grant an extension of up to 180 days from the date of the Notice to regain compliance. If Nasdaq does not accept the Company's plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The Company is considering various options to regain compliance with the Stockholders' Equity Rule at this time and intends to submit a plan to regain compliance to Nasdaq.




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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems

Date:  April 22, 2016
                                          By:  /S/ KENNETH B. SPINK
                                               -------------------------
                                               Kenneth B. Spink
                                               Vice President of Finance and
                                               Chief Financial Officer